                                                                    Exhibit 10.8

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                     CONFIDENTIAL EXECUTION COPY

                              SPONSORSHIP AGREEMENT

                  This agreement ("Agreement") is entered into as of the 1st day of May, 1998 ("Effective Date"), by and between Excite, Inc., a California corporation, located at 555 Broadway, Redwood City, California 94063 ("Excite"), and 800-FLOWERS, Inc., a New York corporation, located at 1600 Stewart Avenue, Westbury, New York, 11590 ("Client").


                                    RECITALS

     A. Excite maintains a site on the Internet at http://www.excite.com (the "Excite Site"), a site at http://www.webcrawler.com (the "WebCrawler Site") and owns and/or manages related Web sites worldwide (collectively, the "Excite Network") which, among other things, allow its users to search for and access content and other sites on the Internet.

     B. Within the Excite Site and the WebCrawler Site, Excite currently organizes certain content into topical channels, including "shopping" channels (the "Shopping Channels").

     C. Client is engaged in the business of selling flowers at its Web site located at http://www.1800flowers.com (the "Client Site").

     D. Client wishes to promote its sale of flowers and related gift items to Excite's users by sponsoring various portions of the Excite Network and purchasing banner advertising on the Excite Network.

                  Therefore, the parties agree as follows:

                  1. ADVERTISING AND PROMOTIONAL PLACEMENTS

                  a) The parties recognize that sponsorship, promotional and advertising opportunities on the Excite Network will evolve over time and will cooperate in good faith to determine appropriate opportunities for Client, subject to Excite's delivery of the guaranteed impressions as described in Section 2.

                  b) Commencing on the Launch Date (defined below), Client will be the exclusive provider of fresh cut flowers and related gift items in the portions of the Excite Network described in Exhibit A. For the purposes of this Agreement "exclusive" means that Excite will not display on the portions of the Excite Network described in Exhibit A content created by Excite promoting Client's "Competitors," content created by Client's Competitors [****], promotional placements from Client's Competitors or links to Client's Competitors' sites or otherwise permit Client's Competitors to sell or offer to sell any fresh cut flowers or related gift items in said portions of the Excite Network.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  c) Notwithstanding the foregoing, Excite may display links to [****] in Excite Search and WebCrawler search results pages in response to user queries, in any portion of Excite's general directory of Web sites that appears on the Excite Site or the WebCrawler Site and in search results displayed in the "Shopping Service powered by Jango".

                  2.   IMPRESSION GUARANTEES

                  a) Excite guarantees the display of [****] impressions of the sponsorship links, promotional placements and advertising banners for Client in "Year 1" of the Agreement. For the purposes of this Agreement, "Year 1" means the period commencing on July 1, 1998 and ending June 30, 1999.

                  b) Excite guarantees the display of [****] impressions of the sponsorship links, promotional placements and advertising banners for Client in "Year 2" of the Agreement. For the purposes of this Agreement, "Year 2" means the period commencing July 1, 1999 and ending June 30, 2000.

                  3.   LAUNCH DATE, RESPONSIBILITY FOR EXCITE NETWORK AND
                       REPORTING

                  a) Client and Excite will use reasonable efforts to implement the display of the first of Client's sponsorship links, promotional placements and advertising by July 1, 1998 (the "Launch Date"). The parties recognize that the scheduled Launch Date can be met only if Client provides final versions of all graphics, text, keywords, banner advertising, promotional placements, other promotional media and valid URL links necessary to implement the promotional placements and advertising described in the Agreement (collectively, "Impression Material") to Excite fourteen (14) days prior to scheduled Launch Date.

                  b) In the event that Client fails to provide the Impression Material to Excite fourteen (14) days in advance of the scheduled Launch Date, Excite may, at its reasonable discretion (i) reschedule the Launch Date at the earliest practicable date according to the availability of Excite's engineering resources after delivery of the complete Impression Material or
                           (ii) commence delivery of Impressions based on Impression Material in Excite's possession at the time and/or reasonable placeholders created by Excite.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  c) Excite will have sole responsibility for providing, hosting and maintaining, at its expense, the Excite Network. Excite will have sole control over of the "look and feel" of the Excite Network including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and the promotional links.

                  d) Excite will provide Client with monthly reports substantiating the number of impressions of Client's sponsorship links, advertising banners and promotional placements displayed on the Excite Network. The parties acknowledge that Excite may rely on ad serving and reporting services provided by its wholly-owned subsidiary MatchLogic, Inc. to deliver Client's sponsorship links, advertising banners, promotional placements and reporting. However, Excite remains liable to Client for its obligations hereunder.

                  e) Excite will maintain accurate records with respect to impressions due under this Agreement. Once per year, the parties will-review these records to verify the accuracy and appropriate accounting of all impressions delivered made pursuant to the Agreement. In addition, Client may, upon no less than thirty
                           (30) days prior written notice to Excite, cause an independent Certified Public Accountant to inspect the records of Excite reasonably related to the calculation of such impressions during Excite's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Client unless the impressions delivered by Excite are determined to have been less than [****] of the impressions actually owed to Client or as stated by Excite to have been delivered to Client, in which case
                           Excite will be responsible for the payment of the reasonable fees for such inspection.

                  4.   SPONSORSHIP, ADVERTISING AND TRANSACTION FEES

                  a) Client will pay Excite sponsorship and advertising fees of [****] for Year 1 of the Agreement. These fees will be paid in [****] equal monthly installments of [****]. The first monthly payment will be due on July 1, 1998 and paid within thirty
                           (30) days of the execution of this Agreement. Subsequent installments will be due and paid on the first of each month thereafter.

                  b) Provided that Excite delivers the agreed-upon impressions due in the first year of the term of the Agreement and the Agreement remains in effect at the end of the first year of its term, Client will pay Excite sponsorship and advertising fees of [****] for Year 2 of the Agreement. These fees will be paid in [****] equal monthly installments of [****]. The first of these monthly payments for Year 2 will be due and paid July 1, 1999.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                           Subsequent installments will be due and paid on a monthly basis thereafter.

                  c) Separate and apart from the sponsorship and advertising fees, Client will pay Excite [****] of all gross revenue in excess of [****] in Year 1 and [****] of all gross revenue in excess of [****]
                            in Year 2 Client realizes on transactions
                           conducted by users referred to the Client Site from the Excite Network during the term of the Agreement. The [****] commission payment is only due in those years in which the minimum revenue threshold is attained. Client will pay Excite its share of revenues within thirty (30) days after the close of the financial quarter in which Client recognizes the revenue derived from these transactions. "Gross revenue" is defined as the total transaction amount recognized by Client less discounts, gift certificates, sales and other taxes, actual service charges paid to Client by customers, shipping and handling charges, credits, refunds, chargebacks, and credit card processing fees.

                  d) The sponsorship fees and transaction-related payments are net of any agency commissions to be paid by Client.

                  e) Client will maintain accurate records with respect to the calculation of all transaction payments due under this Agreement. Once per year, the parties will review these records to verify the accuracy and appropriate accounting of all payments made pursuant to the Agreement. In addition, Excite may, no more frequently than every six (6) months and upon no less than thirty (30) days prior written notice to Client, cause an independent Certified Public Accountant to inspect the records of Client reasonably related to the calculation of such payments during Client's normal business hours. The fees charged by such Certified Public Accountant in connection with the inspection will be paid by Excite unless the payments made to Excite during the period audited are determined to have been less than ninety-five percent (95%) of the payments actually owed to Excite during the period audited and that such discrepancy is at least ten thousand dollars ($10,000), in which case Client will be responsible for the payment of the reasonable fees for such inspection.

                  f) Client will have sole ownership and control over the "look and feel" of the Client Site.

                  5.   PUBLICITY

                           Unless required by law, neither party will make any public statement, press release or other announcement relating to the terms of or existence of this Agreement without the prior written approval of the other. Notwithstanding the foregoing, the parties agree to issue an initial press release regarding the relationship between Excite and Client, the timing and wording of which will be mutually agreed upon.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  6. TERM AND TERMINATION

                  a) The term of this Agreement will begin on the Launch Date and will not end until Excite displays of a total of [****] impressions of Client's sponsorship links, advertising banners and promotional placements on the Excite Network. Regardless of Excite's actual delivery of impressions, but subject to Section 6(b), the term of this Agreement will not be shorter than [****] months after the display of the Launch Date, unless earlier terminated pursuant to the terms hereof.

                  b) Notwithstanding Section 6(a), in the event that Client has not realized [****] in gross revenue (the "Revenue Goal") on transactions conducted by users referred to the Client Site from the Excite Network within [****] months of the Launch Date, Excite will continue to deliver the impressions of Client's sponsorship links, advertising banners and promotional placements on the Excite Network otherwise required hereunder, but Client will not be obligated to pay, and Excite hereby waives any claim to, the monthly sponsorship and advertising fees for the shorter of the following: (i) [****] months, (ii) the end of the [****] month after the Launch Date if by that time Client realizes [****] in cumulative gross revenue on transactions conducted by users referred to the Client Site from the Excite Network or (iii) the end of [****] month after the Launch Date if by that time Client realizes [****] in cumulative gross revenue on transactions conducted by users referred to the Client Site from the Excite Network. In the event that Client does not realize the Revenue Goal within [****] months after the Launch Date, Client may, at any time, terminate this Agreement immediately upon written notice to Excite.

                  c) Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty
                           (30) days following the notice to the breaching party of the breach.

                  d) All undisputed payments that have accrued prior to the termination or expiration of this Agreement will be payable in full within thirty (30) days thereof.

                  e)       The provisions of Section 8 (Confidentiality and User
                           Data), Section 9 (Indemnity), Section 10 (Limitation of Liability) and Section 11 (Dispute Resolution) will survive any termination or expiration of this Agreement.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  7. TRADEMARK OWNERSHIP AND LICENSE

                  a) Client will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Excite hereunder.

                  b) Excite will retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, subject to the limited license granted to Client hereunder.

                  c) Each party hereby grants to the other a non-exclusive, limited license to use its trademarks, service marks or trade names only as specifically described in this Agreement. All such use shall be in accordance with each party's reasonable policies regarding advertising and trademark usage as established from time to time, and, with the exception of the links, advertising banners and promotional placements described in this Agreement, shall be subject to the prior written approval of the other party, which approval shall not be unreasonably withheld.

                  d) Upon the expiration or termination of this Agreement, each party will cease using the trademarks, service marks and/or trade names of the other except as the parties may agree in writing.

                  8. CONFIDENTIALITY AND USER DATA

                  a) For the purposes of this Agreement, "Confidential Information" means information about the disclosing party's (or its suppliers') business or activities that is proprietary and confidential, which shall include all business, financial, technical and other information of a party marked or designated by such party as "confidential or "proprietary" or information which, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as confidential.

                  b) Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and without breach of a nondisclosure obligation, (iii) the receiving party knew prior to receiving such information from the disclosing party or (iv) the receiving party develops independent of any information originating from the disclosing party.

                  c) Each party agrees (i) that it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement and (ii) that it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar importance.

                  d) The usage reports provided by Excite to Client hereunder will be deemed to be the Confidential Information of Excite.

                  e) The terms and conditions of this Agreement will be deemed to be Confidential Information and will not be disclosed without the written consent of the other party.

                  f) For the purposes of this Agreement, "User Data" means all information submitted by users referred to the Client Site from the Excite Network during the term of the Agreement, with the exception of credit card data. The parties acknowledge that any individual user of the Internet could be a user of Excite and/or Client through activities unrelated to this Agreement and that user data gathered independent of this Agreement, even from individuals who are users of both parties' services, will not be deemed to be "User Data" for the purposes of this Agreement.

                  g) User Data will be deemed to be the joint property of the parties and, subject to the limitations contained herein, both parties will retain all rights to make use of any User Data obtained through this Agreement.

                  h) Client will provide to Excite all User Data collected by Client within thirty (30) days following the end of each calendar month during the term of the Agreement in a mutually determined electronic format.

                  i) Client will not use User Data to directly or indirectly solicit any Excite users (except as specifically provided in this Agreement or except to encourage the continued use of Client's services) either individually or in the aggregate during the term of this Agreement and for a period of twelve
                           (12) months following the expiration or termination of this Agreement.

                  j) Neither party may sell, disclose, transfer or rent any User Data which could reasonably be used to identify a specific named individual ("Individual Data") to any third party nor will either party use Individual Data on behalf of any third party without the express permission of the individual user. Where user permission for the dissemination of Individual Data to third parties has been obtained, each party will use commercially reasonable efforts to require the third party recipients of Individual Data to provide an unsubscribe" feature in any email communications generated by, or on behalf of, the third party recipients of Individual Data.

                  k) Notwithstanding the foregoing, each party may disclose Confidential Information or User Data (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law or (ii) on a "need-to-know" basis under an obligation of confidentiality to its legal counsel, accountants, banks and other financing sources and their advisors.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  9. INDEMNITY

                  a) Client will indemnify, defend and hold harmless Excite, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, reasonable attorneys fees) arising from:

                           i) The breach of any representation or covenant in this Agreement; or

                           ii) Any claim that Client's advertising banners infringe or violate any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contain any defamatory content other than content provided by Excite, if any; or

                           iii) Any claim arising from content displayed on the Client Site, other than content provided by Excite.

                           Excite will promptly notify Client of any and all such claims and will reasonably cooperate with Client with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Excite in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Excite's written consent (not to be unreasonably withheld or delayed) and Excite may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

                  b) Excite will indemnify, defend and hold harmless Client, its affiliates, officers, directors, employees, consultants and agents from any and all third party claims, liability, damages and/or costs (including, but not limited to, reasonable attorneys fees) arising from:

                           i) The breach of any representation or covenant in this Agreement; or

                           ii) Any claim arising from or related to the Excite Network other than content or services provided by Client.

                           iii) Any claim that Excite's advertising banners infringe or violate any third party's copyright, patent, trade secret, trademark, right of publicity or right of privacy or contain any defamatory content other than content provided by Client, if any.

                           Client will promptly notify Excite of any and all such claims and will reasonably cooperate with Excite with the defense and/or settlement thereof; provided that, if any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts Client in any way and such obligation, liability, prejudice or impact can reasonably be expected to be material, then such settlement shall require Client's written consent (not to be unreasonably withheld or delayed) and Client may have its own counsel in attendance at all proceedings and substantive negotiations relating to such claim.

                  c) EXCEPT AS SPECIFIED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY IN CONNECTION WITH THE SUBJECT

                           MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE REGARDING SUCH SUBJECT MATTER.

                  10. LIMITATION OF LIABILITY

                  EXCEPT UNDER SECTIONS 9(a) AND 9(b), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, [****].

                  11. DISPUTE RESOLUTION

                  a) The parties agree that any breach of either of the parties' obligations regarding trademarks, service marks or trade names and/or confidentiality would result in irreparable injury for which there is no adequate remedy at law. Therefore, in the event of any breach or threatened breach of a party's obligations regarding trademarks, service marks or trade names or confidentiality, the aggrieved party will be entitled to seek equitable relief in addition to its other available legal remedies in a court of competent jurisdiction.

                  b) In the event of disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, the parties will first attempt to resolve the dispute(s) through good faith negotiation. In the event that the dispute(s) cannot be resolved through good faith negotiation, the parties will refer the dispute(s) to a mutually acceptable mediator.

                  c) In the event that disputes between the parties arising from or concerning in any manner the subject matter of this Agreement, other than disputes arising from or concerning trademarks, service marks or trade names and/or confidentiality, cannot be resolved through good faith negotiation and mediation, the parties will refer the dispute(s) to the American Arbitration Association for resolution through binding arbitration by a single arbitrator pursuant to the American Arbitration Association's rules applicable to commercial disputes. The Arbitration will take place at an office of the American Arbitration Association located in Nassau or New York County if initiated by Excite and will take place at an office of the American Arbitration Association located in the county in which Excite maintains its principal place of business if initiated by Client..

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  12. GENERAL

                  a) ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld), except that no such consent will be required in connection with (i) a merger, reorganization or sale of all, or substantially all, of such party's assets or (ii) either party's assignment and/or delegation of its rights and responsibilities hereunder to a majority-owned subsidiary or joint venture in which the assigning party holds an interest. Any attempt to assign this Agreement other than as permitted above will be null and void.

                  b) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California, notwithstanding the actual state or country of residence or incorporation of Excite or Client.

                  c) NOTICE. Any notice under this Agreement will be in writing and delivered by personal delivery, express courier, confirmed facsimile, confirmed email or certified or registered mail, return receipt requested, and will be deemed given upon personal delivery, one (1) day after deposit with express courier, upon confirmation of receipt of facsimile or email or five (5) days after deposit in the mail. Notices will be sent to a party at its address set forth below or such other address as that party may specify in writing pursuant to this Section.

                  d) NO AGENCY. The parties are independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

                  e) FORCE MAJEURE. Any delay in or failure of performance by either party under this Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions, provided the effected party takes all reasonable steps to resume full operation.

                  f) SEVERABILITY. In the event that any of the provisions of this Agreement are held to be unenforceable by a court or arbitrator, the remaining portions of the Agreement will remain in full force and effect.

                  g) ENTIRE AGREEMENT. This Agreement is the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter. This Agreement may only be modified, or any rights under it waived, by a written document executed by both parties.

                  h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which will serve to evidence the parties' binding agreement.

800-FLOWERS, Inc.                      Excite, Inc.
By:  /s/ Christopher McCann            By:  /s/ Robert C. Hood
Title:  Senior Vice President          Title:  Executive Vice President/Chief
                                       Financial Officer

Date:  06/26/98                        Date:  06/28/98
1600 Stewart Avenue                    555 Broadway
Westbury, New York  11590              Redwood City, California  94063
516-237-6000 (voice)                   650-568-6000 (voice)
516-237-6060 (fax)                     650-568-6030 (fax)

                                    EXHIBIT A


                            ANNUAL PLACEMENT SCHEDULE

                  1. SPONSORSHIP OF THE SHOPPING CHANNELS

                  a) Client will be prominently promoted in the Excite Shopping Channel and the WebCrawler Shopping Channel as follows:

                       i) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Such a Deal" promotional rotation on the home page of the Excite Shopping Channel in [****] rotations during each year of the term of the Agreement, [****] every [****].

                      ii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Shop Here First" promotional rotation on the home page of the Excite Shopping Channel in [****] rotations during each year of the term of the Agreement, [****] every [****].

                     iii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the home page of the Excite Shopping Channel under the Flowers & Gifts department listing for the [****] of the Agreement.

                      iv) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the front page of the Flowers & Gifts department of the Excite Shopping Channel for the [****] of the Agreement.

                       v) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Shop Here First" promotional rotation in the Flowers & Gifts department of the Excite Shopping Channel in [****] rotations during each year of the term of the Agreement, [****] every [****].

                      vi) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Special Web Price!" promotional rotation on the home page of the WebCrawler Shopping Channel in [****] rotations during each year of the term of the Agreement, [****] every [****].

                     vii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Featured Merchants" promotional rotation on the home page of the WebCrawler Shopping Channel in [****] rotations during each year of the term of the Agreement, [****] every [****].

                    viii) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the home page of the WebCrawler Shopping Channel under the Flowers & Gifts department listing for the [****] of the Agreement.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                      ix) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed on the front page of the Flowers & Gifts department of the WebCrawler Shopping Channel for the [****] of the Agreement.

                       x) A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Featured Merchants" promotional rotation in the Flowers & Gifts department of the WebCrawler Shopping Channel in [****] rotations during each year of the term of the Agreement, [****] every [****].

                  b) During the [****] of the Agreement, Client will be included in Excite's promotions of merchants with comparable sponsorship commitments, such as Excite's Holiday Gift Guide promotion, a possible Gift Reminder Service, a possible Personalized Gift Finder or other comparable promotions.

                  2. "TRY THESE FIRST" AND "SHORTCUTS" LINKS

                  a) In the event that Client and Excite agree to include Client in the "Try These First" and/or "Shortcuts" programs, Client will create a co-branded version of the Client Site (the "Co-Branded Area"). Each page in the Co-Branded Area will display the name and/or brands of Client and Excite ("the Excite Co-Branded Area" or "the WebCrawler Co-Branded Area"). Client will create and maintain the Co-Branded Area in a manner consistent with Excite's then-current guidelines for Co-Branded Areas including, but not limited to, the display, appearance and placement of the parties' respective names and/or brands and of advertising displayed on the Co-Branded Area.

                  b) The Co-Branded Area will be hosted by the Client. Client will have sole responsibility for providing and maintaining, at its expense, the Co-Branded Area and any updates thereto.

                  c) Each page in the Co-Branded Area will include one or more links to the Excite Network. Excite will supply Client with the URLs for these links.

                  d) Client will not sell or barter advertising on the Co-Branded Area to Excite's competitors including, but not limited to, [****] , or any other Web site promoting itself as a provider of Internet search and navigation services. Within five (5) business days of receiving Excite's written notice, Client will remove any advertising from Excite's competitors displayed on the Co-Branded Area.

                  e) Other than updates to the content and to advertising displayed on the Co-Branded Pages, Client will not change the Co-Branded Area without Excite's prior consent, which consent will not be unreasonably withheld.

                  f) Excite may, upon fifteen (15) days prior notice to Client, request reasonable revisions to the Co-Branded Area as needed to reflect changes that will not adversely affect Client, such as changes to Excite's name and/or brand or changes to the URLs for the links to the Excite Network. Client will use reasonable efforts to accommodate Excite's requested changes within fifteen
(15) days from receipt of such notice.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  g) A text link to the Excite Co-Branded Area will be displayed in the "Try These First" section on Excite Search results pages in response to the following keywords: [****]. The text link will be no more than twenty-five (25) characters in length, will consist of a "call to action" based on a special promotion relevant to the holiday (such as [****] as opposed to a generic solicitation to [****] and will not include [****]. All text links will be prepared by Client and be subject to Excite's sole approval. The text link will link to a page in the Excite CoBranded Area which displays content and/or transaction opportunities responsive to the call to action in the text link. Excite will have sole control over the "look and feel" of the text links including, but not limited to, the display, appearance and placement of the text links on the Excite Search results page.

                  h) A link to the WebCrawler Co-Branded Area will be displayed as a "Shortcut" on WebCrawler search results pages in response to the following keywords: [****]. The link will include text of no more than twenty-two (22) characters in length which consists of a "call to action" based on a special promotion relevant to the holiday (such as [****] as opposed to a generic solicitation to [****] and may include the display of Client's logo. All links will be prepared by Client and be subject to Excite's sole approval. The link will link to a page in the WebCrawler Co-Branded Area which displays content and/or transaction opportunities responsive to the call to action in the text portion of the link. Excite will have sole control over the "look and feel" of the links including, but not limited to, the display, appearance and placement of the links on the WebCrawler search resultspage.

                  i) At the present time, reports on the number of displayed "Try These First" or "Shortcut" links are not available. In the event that such reports are made available to advertisers and sponsors, Excite will provide them to Client.

                  j) Excite reserves the right to modify or eliminate the "Try These First" and/or "Shortcut" functions and to modify its guidelines for Co-Branded Areas.

                  3. SPONSORSHIP OF THE EXCITE LIFESTYLE CHANNEL

                  A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the Family, Holidays, and Relationships departments of the Excite Lifestyle Channel in a promotional area in the left sidebar of these pages being developed by Excite (or in an equivalent promotional area) when launched and for the duration of the term of the Agreement.

                  4. SPONSORSHIP OF THE EXCITE SPORTS CHANNEL

                  A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "Exciting Stuff' promotional rotation on the home page of the Excite Sports Channel in [****] rotations centered on Valentine's Day, Mother's Day and Easter during each year of the term of the Agreement.

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

                  5. SPONSORSHIP OF THE EXCITE SMALL BUSINESS AREA

                  a) The parties recognize that Excite is currently in the process of developing personalization functionality for the Excite Small Business Area which will allow a user to display a set of links to certain merchants offering services of interest to the user. The user will be able to select the merchants displayed from a list of participating merchants determined by Excite. The user will also be able to delete the entire listing from his or her personalized page. For the purposes of this Agreement, this planned functionality (or comparable functionality in the Excite Small Business Area) will be referred to as the "Business Services Module".

                  b) When Excite implements the Business Services Module, Excite will display a link to the Client Site in the default configuration of the Business Services Module (consistent with the format used on similar links in the module) in periods centered on Valentine's Day, Mother's Day and Easter during each year of the term of the Agreement. Client will also be included in the listing of participating merchants from which users may choose to include in the Business Services Module for the remainder of the term of the Agreement. Client's participation in the Services Module will be subject to Excite's guidelines generally applicable to similar participating merchants.

                  c) Due to the user's control over the listing displayed in the Business Services Module and whether the Business Services Module will appear at all in a user's personalized page, the parties acknowledge that Excite cannot guarantee the number of times Client's link in the Business Services Module will be displayed.

                  6. SPONSORSHIP OF THE WEBCRAWLER HOME & FAMILY CHANNEL

                  A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the WebCrawler Home & Family Channel in a promotional area being developed by Excite (or in an equivalent promotional area) when launched and for the duration of the term of the Agreement.

                  7. LINK IN PERSONALIZED EXCITE FRONT PAGE "SERVICES" MODULE

                  a) The parties recognize that Excite is currently in the process of developing functionality for the front page of the Excite Site which will allow a user to display a set of links to certain merchants offering services of interest to the user. The user will be able to select the merchants displayed from a list of participating merchants determined by Excite. The user will also be able to delete the entire listing from his or her personalized front page. For the purposes of this Agreement, this planned functionality (or comparable functionality in the personalized front page of the Excite Site) will be referred to as the "Services Modules".

                  b) When Excite implements the Services Module, Client will be included in the list of participating merchants from which users may choose to include in the Services Module. Client's participation in the Service Module will be subject to Excite's guidelines generally applicable to similar participating merchants.

                  c) Due to the user's control over the listing displayed in the Services Module and whether the Services Module will appear at all in a user's personalized front page, the parties acknowledge that Excite cannot guarantee or estimate the number of times Client's link in the Services Module will be displayed.

                  8. SPONSORSHIP OF THE WEBCRAWLER HOME PAGE

                  A link to the Client Site (consistent with the format used on similar links on the same page) will be displayed in the "A Word From Our Sponsors" promotional area on the home page of the WebCrawler Site during mutually determined periods during the term of the Agreement. Client will comply with Excite's then-current guidelines regarding "A Word From Our Sponsors" promotional placements.

                  9. ADVERTISING ON THE EXCITE SITE AND THE WEBCRAWLER SITE

                  a) Excite will display Client's banner advertising on Excite Search results pages in response to the following keywords: [****].

                  b) Excite will display Client's banner advertising on WebCrawler search results pages in response to the following keywords: [****].

                  c) Excite will display Client's banner advertising in rotation on the Excite Site and the WebCrawler Site as follows:

                  i) Excite Lifestyle Channel

                  ii) Excite Small Business Area

                  iii) Excite People & Chat Channel

                  iv) WebCrawler People & Chat Channel

                  v) WebCrawler Home & Family Channel

                  vi) WebCrawler "Horoscopes" pages

                  vii) WebCrawler Relationships Channel

**** Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.